UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 16, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER MATTERS

As previously disclosed, the Audit Committee of the Board of Directors of Northwest Pipe Company (the “Company”), with the assistance of independent professionals, is conducting an ongoing internal investigation of certain accounting matters, including certain revenue recognition practices. Pending the completion of the Audit Committee’s investigation, the Company is unable to complete the preparation of its Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), including the consolidated financial statements required to be presented in the Form 10-K. The Company plans to file the Form 10-K as soon as practicable after the completion of the Audit Committee’s investigation, the completion of any additional accounting work required as a result of the Audit Committee’s investigation, the completion of the Company’s consolidated financial statements for the year ended December 31, 2009 and the completion of the audit of such consolidated financial statements by the Company’s independent registered public accountants. The Company does not expect that the Form 10-K will be filed before the fifteenth calendar day following its original due date as prescribed by Rule 12b-25.

The Company has been advised by the staff of the Securities and Exchange Commission (the “SEC”) that the SEC has commenced a formal investigation. The Company intends to cooperate fully with the SEC investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 16, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ STEPHANIE J. WELTY
Stephanie J. Welty,
Senior Vice President and Chief Financial Officer